Exhibit 99.1

IDENTIV REPORTS FIRST QUARTER 2018 RESULTS

23% Year-Over-Year Growth, Accelerating 3VR Product and Sales Integration

FREMONT, Calif. — May 10, 2018 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the first quarter ended March 31, 2018.

Recent Business Highlights

•	23% year-over-year revenue growth in Q1 2018

•	Strengthened balance sheet and expanded and improved line-of-credit terms

•	Acquired and integrated 3VR; product integrations already demonstrated and selling

•	Cross-selling accounts and channels already underway in major verticals: Government, Retail, Banking, International

•	Credentials segment revenue up 26%, Premises up 40% year-over-year

•	Product throughput accelerating:

○	Product launches demonstrated at RFID Journal LIVE! and ISC West trade shows across mobile, web, biometrics, IoT devices, real-time location services (RTLS), and visitor management

○	Launched Velocity 3.6 SP3, key release of flagship product, including TS ScramblePad SC with integrated smart card reader for DoD applications: combined Identity and Premises technology strengths

○	Launched advanced analytics trial for demographic and behavioral analysis

•	Core business steadily progressing due to strong execution and exposure to high-growth markets and industry catalysts

•	Achieved major milestones towards Company vision of making the physical world more digital and secure

First Quarter 2018 Financial Results

Revenues for the first quarter of 2018 were $16.5 million, in line with $16.6 million in the fourth quarter of 2017 in contrast to the typical seasonal sequential reduction in previous years, and reflecting a year-over-year increase of 23% compared to revenues of $13.4 million in the first quarter of 2017.

Revenues in the Premises segment, which includes the company’s physical access control solutions on the Hirsch Velocity and Cisco ICPAM platforms as well as the 3VR branded video and analytics solutions, grew 6% sequentially and 40% year-over-year. The year-over-year growth was driven by the inclusion of 3VR revenues from video solutions and analytics, as well as from higher sales of physical access control solutions. Revenue in the Credentials segment grew 9% sequentially and 26% year-over-year. Revenues in the Identity segment declined 25% sequentially and 10% year-over-year as seasonally expected, while backlog and product launches underpin expected full-year growth.

GAAP gross margin was 39% in the first quarter of 2018, compared to 30% in the fourth quarter of 2017 and 43% in the first quarter of 2017. The sequential gross margin increase partially reflects inventory reserves recorded in the fourth quarter of 2017, and the year-over-year decrease partially reflects normal fluctuations in our product and channel mix within the product categories.

GAAP operating expenses were $8.3 million in the first quarter of 2018, compared to $7.0 million in the fourth quarter of 2017 and $6.6 million in the first quarter of 2017, reflecting a sequential increase of 18% and a year-over-year increase of 24%. The increase in expenses was primarily due to the acquisition of 3VR.

Non-GAAP operating expenses for the first quarter of 2018 were $6.6 million, compared to $5.8 million in the fourth quarter of 2017 and $5.7 million in the first quarter of 2017, reflecting a sequential increase of 13% and a year-over-year increase of 15%. Non-GAAP operating expenses on the historical business were in line with the Company’s previously stated target of less than $6 million on a quarterly basis, and increased following the acquisition of 3VR.

GAAP net loss totaled $2.3 million, or $(0.15) per share in the first quarter of 2018, compared to $4.5 million, or $(0.31) per share in the fourth quarter of 2017, and $0.7 million, or $(0.06) per share in the first quarter of 2017.

Non-GAAP adjusted EBITDA for the first quarter of 2018 totaled $0.2 million, compared with $1.3 million in the fourth quarter of 2017 and $0.3 million in the first quarter of 2017.

Fiscal Year 2018 Guidance

For the fiscal year ending December 31, 2018, the Company expects revenue to be between $74 million and $78 million, and non-GAAP adjusted EBITDA between $4 million and $6 million, confirming its previously issued guidance.

Management Commentary

“Q1 was an exceptional quarter for our company, building on the strong momentum coming out of 2017,” said Steven Humphreys, Identiv CEO. “We grew revenue by 23% year-over-year, which is two to three times faster than the industry, demonstrating that we’re actively adding share and making a bigger impact in the markets we compete in. We’re especially encouraged by the revenue growth, product launches and cross-selling pipeline in our Premises segment, which have been driven by improved execution and the addition of the 3VR video analytics platform. The 26% organic growth in our Credentials segment is equally encouraging, as existing customers deploy our RFID solutions across more product lines, and new customers launch solutions, building pipeline and backlog for growth already extending into 2019. We generated positive adjusted EBITDA for the seventh quarter in a row, showing consistent and predictable strength in our business platform and moving toward positive GAAP net income.

“We hit the ground running particularly from a product standpoint, launching and developing multiple products during the quarter across all of our segments, reflecting our accelerating development throughput. These new products are being well received by our customers and partners, both reflecting the growing demand we’re seeing for our innovative solutions and the desire for trusted vendors providing full-stack solutions and platforms. This strong reception has not only created additional interest in our solutions, but has also helped expand our backlog and pipeline.”

Sandra Wallach, Identiv CFO, added: “Based on our recent results and growing pipeline, we remain on track to achieve our double-digit revenue and adjusted EBITDA growth targets for 2018. We believe that by continuing to execute on our key initiatives, we will not only realize greater business and financial scale, but also expand our margins through core business growth, operating expense leverage, and longer term, the delivery of a complementary set of software and services. Ultimately, we believe this will drive us to achieve our long-term business model, while building a fully-scaled platform that can drive continued, profitable growth moving forward.”

Conference Call

Identiv management will hold a conference call today (May 10, 2018) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 1-877-407-9039

International number: 1-201-689-8470

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call webcast will be broadcasted live and available for replay here and via the Investor Relations section of Identiv’s website.

A replay of the call will be available after 8:00 p.m. Eastern time through June 10, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 13678563

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision (benefit) for income taxes, net loss (income) attributable to non-controlling interest, interest expense, (loss) gain on extinguishment of debt, foreign currency losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, a transponder related inventory reserve adjustment, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2018 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including full year 2018 revenue and adjusted EBITDA guidance, the Company’s beliefs regarding momentum in its business, market share, demand for its products and growth in its pipeline and backlog, the Company’s beliefs regarding its new product launches and product pipeline, the Company’s beliefs that it is moving toward positive GAAP net income and regarding achievement of its key initiatives and its ability to achieve its long-term business model, and the Company’s beliefs regarding its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2018, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through the acquisition of 3VR, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Liolios Group, Inc.

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net revenue	$16,528	$16,555	$13,392
Cost of revenue	10,020	11,636	7,695

Gross profit	6,508	4,919	5,697
Operating expenses:
Research and development	1,687	1,562	1,477
Selling and marketing	3,903	3,310	3,379
General and administrative	2,555	2,122	1,787
Restructuring and severance	110	—	—

Total operating expenses	8,255	6,994	6,643

Loss from operations	(1,747)	(2,075)	(946)
Non-operating income (expense):
Interest expense, net	(476)	(595)	(674)
(Loss) gain on extinguishment of debt	—	(1,765)	977
Foreign currency losses, net	(38)	(156)	(152)

Loss before income taxes and noncontrolling interest	(2,261)	(4,591)	(795)
Income tax (provision) benefit	(40)	53	118

Loss before noncontrolling interest	(2,301)	(4,538)	(677)
Less: (Income) loss attributable to noncontrolling interest	(5)	22	(10)

Net loss attributable to Identiv, Inc.	$(2,306)	$(4,516)	$(687)

Basic and diluted net loss per share	$(0.15)	$(0.31)	$(0.06)
Weighted average shares used to compute basic and diluted loss per share	15,111	14,659	11,127

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$16,685	$19,052
Accounts receivable, net of allowances	12,518	12,282
Inventories	11,556	11,126
Prepaid expenses and other assets	1,853	1,779

Total current assets	42,612	44,239
Property and equipment, net	2,151	2,043
Intangible assets, net	10,217	4,365
Goodwill	5,880	—
Other assets	1,072	715

Total assets	$61,932	$51,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,028	$5,863
Current portion - payment obligation	919	888
Current portion - financial liabilities	12,401	9,829
Current portion - notes payable	2,000	—
Deferred revenue	4,327	1,090
Accrued compensation and related benefits	1,897	1,515
Other accrued expenses and liabilities	3,202	2,020

Total current liabilities	31,774	21,205
Long-term payment obligation	2,731	2,998
Long-term financial liabilities	2,622	2,921
Other long-term liabilities	387	385

Total liabilities	37,514	27,509

Total stockholders’ equity	24,418	23,853

Total liabilities and stockholders’ equity	$61,932	$51,362

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$10,020	$11,636	$7,695
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(19)	(11)	(24)
Amortization and depreciation	(288)	(280)	(281)
Transponder related inventory reserve adjustment	—	(1,971)	—

Total reconciling items included in GAAP cost of revenue	(307)	(2,262)	(305)

Non-GAAP cost of revenue	$9,713	$9,374	$7,390

Non-GAAP gross profit margin	41%	43%	45%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$8,255	$6,994	$6,643
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(616)	(553)	(567)
Amortization and depreciation	(452)	(391)	(349)
Acquisition related transaction costs	(485)	(204)	—
Restructuring and severance	(110)	—	—

Total reconciling items included in GAAP operating expenses	(1,663)	(1,148)	(916)

Non-GAAP operating expenses	$6,592	$5,846	$5,727

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(2,306)	$(4,516)	$(687)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	40	(53)	(118)
Net income (loss) attributable to noncontrolling interest	5	(22)	10
Interest expense, net	476	595	674
Loss (gain) on extinguishment of debt	—	1,765	(977)
Foreign currency losses, net	38	156	152
Stock-based compensation	635	564	591
Amortization and depreciation	740	671	630
Acquisition related transaction costs	485	204	—
Transponder related inventory reserve adjustment	—	1,971	—
Restructuring and severance	110	—	—

Total reconciling items included in GAAP net loss	2,529	5,851	962

Non-GAAP adjusted EBITDA	$223	$1,335	$275